UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 29, 2008
Date of Report (Date of earliest event reported)
InterMune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Blvd., Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     In a press release issued on May 29, 2008, InterMune, Inc. (the “Company”) announced that it has begun dosing in its 14-day Phase 1b clinical trial evaluating ITMN-191, designated R7227 at Roche (SWX: ROG), in combination with Pegasys® (pegylated interferon alpha-2a) and Copegus® (ribavirin) in treatment-naïve patients infected with chronic hepatitis C virus (HCV) genotype 1 infection. The Company also reported that results from the only cohort of treatment-experienced patients in its Phase 1b multiple-ascending-dose (MAD) clinical trial of ITMN-191 given as monotherapy support continued development of the compound in treatment-experienced patients.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated May 29, 2008 announcing start of 14-day triple combination study of ITMN-191 in patients with chronic hepatitis C and that the fifth cohort of the MAD study supports continued development in treatment-experienced patients.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2008	INTERMUNE, INC.
	By:	/s/ Daniel G. Welch
Daniel G. Welch
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 29, 2008 announcing start of 14-day triple combination study of ITMN-191 in patients with chronic hepatitis C and that the fifth cohort of the MAD study supports continued development in treatment-experienced patients.